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                       SMITH HELMS MULLISS & MOORE, L.L.P.
                                Attorneys at Law
                             214 North Church Street
                         Charlotte, North Carolina 28202
                            Telephone (704) 343-2098



                                                  October 9, 1996


NationsBank Corporation
NationsBank Corporate Center
Charlotte, North Carolina 28255

Re: Registration Statement on Form S-3 filed on October 9, 1996 with respect to an Aggregate of $3,000,000,000 of Debt Securities, Preferred Stock, Depositary Shares and Common Stock

Ladies and Gentlemen:

         We have acted as counsel to NationsBank Corporation (the "Corporation") in connection with the registration by the Corporation of (A) up to an aggregate of $3,000,000,000 of its (i) unsecured debt securities (the "Debt Securities"), which may be either senior or subordinated, (ii) shares of its preferred stock (the "Preferred Stock"), which may be represented by depositary shares (the "Depositary Shares"), and (iii) shares of its common stock (the "Common Stock" and, together with the Debt Securities, Preferred Stock and Depositary Shares, the "Securities") and (B) an indeterminate amount of Securities that may be issued upon conversion of Debt Securities, Preferred Stock or Depositary Shares, as set forth in the Registration Statement on Form S-3 (the "Registration Statement") that is being filed on the date hereof with the Securities and Exchange Commission by the Corporation pursuant to the Securities Act of 1933, as amended. This opinion letter is Exhibit 5.1 to the Registration Statement.

         The Securities are to be issued, separately or together, in one or more series and are to be sold from time to time as set forth in the Registration Statement, the Prospectuses contained therein (each, a "Prospectus") and any amendments or supplements thereto.

         We have relied upon an officer's certificate as to corporate action heretofore taken with respect to the Securities.

         Based on the foregoing, we are of the opinion that when (1) the Registration Statement shall have been declared effective by order of the Securities and Exchange Commission, (2) the terms of any class or series of such Securities have been authorized by appropriate corporate action of the Corporation and (3) such Securities have been issued and sold upon the terms and conditions set forth in the Registration Statement, the applicable Prospectus and the applicable supplement(s) to such Prospectus, then (a) the Debt Securities will be validly authorized and


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NationsBank Corporation
October 9, 1996
Page 2

issued and binding obligations of the Corporation, and (b) the shares of the Preferred Stock and Common Stock will be legally issued, fully paid and non-assessable.

         In rendering this opinion, we are not expressing an opinion as to the laws of any jurisdiction other than the State of North Carolina and the United States of America, and we assume no responsibility as to the applicability of the laws of any other jurisdiction to the subject matter hereof or to the effects of such laws thereon.

         This opinion is rendered to you and for your benefit solely in connection with the registration of the Securities. This opinion may not be relied on by you for any other purpose and may not be relied upon by, nor may copies thereof be provided to, any other person, firm, corporation or entity for any purposes whatsoever without our prior written consent. We hereby consent to be named in the Registration Statement and in each of the Prospectuses as attorneys who passed upon the legality of the Securities and to the filing of a copy of this opinion as Exhibit 5.1 to the Registration Statement. Unless the prior written consent of our firm is obtained, this opinion is not to be quoted or otherwise referred to in any written report, proxy statement or other registration statement, nor is it to be filed with or furnished to any other governmental agency or other person, except as otherwise required by law.


                               Very truly yours,


                               SMITH HELMS MULLISS & MOORE, L.L.P.